Exhibit 99.1

Thor Announces Increased Regular Quarterly Dividend

ELKHART, Ind., Oct. 10, 2016 /PRNewswire/ -- Thor Industries, Inc. (NYSE: THO) today announced that its Board of Directors approved, at their October 10, 2016 meeting, an increase in the amount of Thor's regular quarterly dividend to $0.33 per share from $0.30 per share, an increase of 10%.

The regular dividend is payable on November 7, 2016, to shareholders of record at the close of business on October 24, 2016.

"The latest increase to our regular quarterly dividend marks the seventh consecutive annual increase in our quarterly dividend, illustrating the confidence shared by our management team and Board in the future of Thor and our continued commitment to returning cash to shareholders," said Peter B. Orthwein, Thor Executive Chairman. "Fiscal 2016 was a year of great accomplishments, with the acquisition of Jayco and significant growth in revenues and earnings, resulting from the hard work of the entire Thor team. As we look forward to Fiscal 2017, we are optimistic as the RV market continues to grow, with new consumers enjoying our products and increasing the size of our overall market."

About Thor Industries, Inc.
Thor is the sole owner of operating subsidiaries that, combined, represent one of the world's largest manufacturers of recreational vehicles. For more information on the Company and its products, please go to www.thorindustries.com.

This release includes certain statements that are "forward looking" statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"). These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are made based on management's current expectations and beliefs regarding future and anticipated developments and their effects upon Thor Industries, Inc., and inherently involve uncertainties and risks. These forward looking statements are not a guarantee of future performance. We cannot assure you that actual results will not differ from our expectations. Factors which could cause materially different results include, among others, raw material and commodity price fluctuations, material or chassis supply restrictions, legislative and regulatory developments, the impact of rising interest rates on our operating results, the costs of compliance with increased governmental regulation, legal and compliance issues including those that may arise in conjunction with recent transactions, the potential impact of increased tax burdens on our dealers and retail consumers, lower consumer confidence and the level of discretionary consumer spending, interest rate fluctuations and the potential economic impact of rising interest rates, restrictive lending practices, management changes, the success of new product introductions, the pace of obtaining and producing at new production facilities, the pace of acquisitions, the potential loss of existing customers of acquisitions, the integration of new acquisitions, our ability to retain key management personnel of acquired companies, the loss or reduction of sales to key dealers, the availability of delivery personnel, asset impairment charges, cost structure changes, competition, the impact of potential losses under repurchase agreements, the potential impact of the strengthening U.S. dollar on international demand, general economic, market and political conditions and the other risks and uncertainties discussed more fully in ITEM 1A of our Annual Report on Form 10-K for the year ended July 31, 2016. We disclaim any obligation or undertaking to disseminate any updates or revisions to any forward looking statements contained in this release or to reflect any change in our expectations after the date of this release or any change in events, conditions or circumstances on which any statement is based, except as required by law.

CONTACT: Jeffery A. Tryka, CFA, Director of Corporate Development and Investor Relations, (574) 970-7912, jtryka@thorindustries.com